Exhibit 10.15

MINERALS TECHNOLOGIES INC.
SUPPLEMENTAL SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2008)

MINERALS TECHNOLOGIES INC.
SUPPLEMENTAL SAVINGS PLAN

WHEREAS, Minerals Technologies Inc. (the “Company”) heretofore adopted the Minerals Technologies Inc. Nonfunded Deferred Compensation and Supplemental Savings Plan (the “Plan”), an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the United States Code of Federal Regulations Section 2520.104-23 and Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

WHEREAS, the Company desires to amend the Plan to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and rename the Plan the “Minerals Technologies Inc. Supplemental Savings Plan.”

NOW, THEREFORE, effective December 31, 2008, the Plan is amended and restated to comply with Section 409A of the Code, with the Plan being operated in good faith compliance with Code Section 409A for the period January 1, 2005 to December 31, 2008.

SECTION 1.  PURPOSE OF PLAN

The Plan is unfunded and is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company within the meaning of the United States Code of Federal Regulations Section 2520.104-23 and Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  The Plan will be administered in accordance with such purpose and in accordance with the provisions of Section 409A of the Code.

SECTION 2.  DEFINITIONS

“Administrator” means the committee appointed pursuant to Section 13.1 and its delegates.

“Base Salary Compensation” means Compensation that represents a Participant’s base salary and is paid with respect to services performed in same year the amount is paid.

“Beneficiary” means the person or entity determined to be a Participant’s beneficiary pursuant to Section 12.

“Board” means the board of directors of the Company.

“Bonus Compensation” means Compensation that is a bonus or similar amount paid with respect to services performed in a year prior to the year in which the amount is paid.

“Change in Control” means a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A of the Code and the regulations thereunder).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Minerals Technologies Inc.

“Compensation” means the Participant’s Compensation as defined in the 401(k) Plan.

“Employer” means the Company and subsidiaries of the Company participating in this Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“401(k) Plan” means the Minerals Technologies Inc. Savings and Investment Plan, as amended from time to time.

“Participant” means an employee of the Employer who is eligible to participate in the Plan pursuant to Section 3.

“Plan” means the Minerals Technologies Inc. Supplemental Savings Plan, as set forth herein and as amended from time to time.

“Plan Year” means the calendar year.

SECTION 3.  ELIGIBLE EMPLOYEES

The Administrator shall determine which management employees and highly compensated employees of the Employer shall be eligible to participate in the Plan from time to time, the eligibility waiting period and such other conditions as may be applicable from time to time.

SECTION 4.  MAKE-UP DEFERRALS AND COMPANY CONTRIBUTION

A Participant may elect to defer from 1% to 6% (or, if greater, the maximum rate for before-tax contributions permitted for participants in the 401(k) Plan who are “highly compensated employees” within the meaning of Code Section 414(q)) of his or her Base Salary Compensation for a Plan Year by filing an election with the Administrator pursuant to Section 6.  Such deferral election shall apply to Base Salary Compensation once all Compensation paid to the Participant in the Plan Year reaches the Code Section 401(a)(17) limit for the year, including as Compensation any amounts that would have been Compensation had they not been deferred pursuant to Section 5.  Such deferral election shall not apply to any Bonus Compensation.

For each payroll period in which a Participant defers Base Salary Compensation pursuant to this

Section 4, the Company shall credit a hypothetical matching contribution of 100% of the first 2%, and 50% of the next 4%, of such deferred Compensation.

SECTION 5.  ADDITIONAL DEFERRALS

In addition to the deferrals provided for in Section 4, a Participant may elect to defer from 1% to 50% of his or her Base Salary Compensation and/or Bonus Compensation for a Plan Year by filing an election with the Administrator pursuant to Section 6.  Such deferral election shall apply to all Compensation, including as Compensation any amounts that would have been Compensation had they not been deferred pursuant to Section 4.  Separate elections shall be made with respect to Base Salary Compensation and Bonus Compensation.  No matching contributions shall be credited with respect to deferrals under this Section 5.

SECTION 6. MANNER OF ELECTION

With respect to deferrals of Base Salary Compensation for a Plan Year, such election must be filed on or prior to November 30 (or such other date not later than December 31 that the Administrator may specify) of the preceding Plan Year.  For example, a Participant must elect in 2008 to defer Base Salary Compensation earned in 2009.  With respect to deferrals of Bonus Compensation for a Plan Year, such election must be filed on or prior to November 30 (or such other date not later than December 31 that the Administrator may specify) of the Plan Year preceding the Plan Year for which the Bonus Compensation is earned.  For example, a Participant must elect in 2008 to defer Bonus Compensation earned in 2009 that is normally paid in 2010.

Elections under the preceding paragraph shall be binding and irrevocable after December 31 of the Plan Year in which they must be filed.  However, any election so made shall not apply to any subsequent Plan Year, and thus a new election must be filed for any subsequent Plan Year on or before November 30 (or such other date not later than December 31 that the Administrator may specify) of the immediately preceding Plan Year.  Notwithstanding the foregoing,  subject to the provisions of Section 409A of the Code, a Participant who first becomes eligible to participate in the Plan after the beginning of a Plan Year by reason of being hired by the Employer on or after January 1 of a Plan Year shall be entitled to make a deferral election under Section 4 and/or Section 5 with respect to Base Salary Compensation to be earned after the date of the election within thirty days of becoming eligible.

Any election made by a Participant pursuant to this Plan shall be made by executing such forms as the Administrator shall from time to time prescribe.

SECTION 7. ACCOUNTS

The Company shall establish and maintain on its books with respect to each Participant a separate account which shall record (a) any Compensation deferred by the Participant under the Plan pursuant to the Participant’s election, (b) any hypothetical Company contributions made on behalf of the Participant pursuant to Section 4, and (c) the allocation of any hypothetical investment experience.

SECTION 8.  INVESTMENT OF ACCOUNTS

Each Participant’s account shall be deemed invested in the hypothetical investment options (designated by the Administrator as available under the Plan) as the Participant may elect, from time to time, in accordance with such rules and procedures as the Administrator may establish.  The Administrator may designate more than one investment option for different types of deferrals, or the Administrator may mandate a particular investment option for a type of deferral.  Pursuant to procedures established by the Administrator, each Participant’s account shall be adjusted as of each business day the New York Stock Exchange is open to reflect the earnings or losses of such investment options.  However, any hypothetical Company matching contributions made under Section 4 shall initially be treated as invested in shares of Company stock.  To the extent a Participant’s account is treated as invested in Company stock, any cash dividends declared on Company stock shall be treated as reinvested in additional shares of Company stock.  No provision of the Plan shall require the Company to actually invest any amounts in any fund or in any other investment vehicle.

SECTION 9.  VESTED STATUS

Each Participant shall have a nonforfeitable (vested) right to the fair market value of the Participant’s account.

SECTION 10.  TIME AND MANNER OF DISTRIBUTION

Distribution of a Participant’s account shall normally be made in the form of a lump-sum payment within ninety days following the Participant’s separation from service (within the meaning of Treas. Reg. §1.401(a)(9)-1(h)) with the Employer and any other entity treated as a single service recipient or employer pursuant to Treas. Reg. §1.409A-1(h).  However, if the Employer is subject to the provisions of Section 409A(a)(2)(B)(i) of the Code, and if the Participant is a “specified employee” of the Employer (as defined under said Section 409A(a)(2)(B)(i)), distribution shall be made in the seventh month following the month in which the separation from service occurs.  “Specified employees” shall be identified using the methodology set forth in writing by the Company’s Vice-President, Organization and Human Resources, which methodology shall be considered a part of this Plan.

Any distribution under this Plan shall be made in the form of cash and shall be subject to federal, state and/or local tax withholding and any social security withholding tax as may be required by law.

SECTION 11.  DEATH BENEFIT

In the event of the death of a Participant prior to the date distribution of his account is made, the Participant’s account shall be distributed to the Participant’s Beneficiary in a single lump sum payment within the ninety day period following the Participant’s death.

SECTION 12.  BENEFICIARY DESIGNATION

A Participant may designate the person or persons to whom the Participant’s account under the Plan shall be paid in the event of the Participant’s death by filing a designation of beneficiary form with the Administrator.  If no Beneficiary is designated under the Plan or no Beneficiary designated under the Plan survives the Participant, the Beneficiary designated under the 401(k) Plan shall apply.  If no Beneficiary is designated under the 401(k) Plan or no Beneficiary designated under the 401(k) Plan survives the Participant, payment shall be made to the Participant’s surviving spouse, or if none, to the Participant’s estate.

SECTION 13.  PLAN ADMINISTRATION

13.1  Administration.  The Plan shall be administered by a committee consisting of the same individuals serving as members of the 401(k) Plan Committee.  Any change in the membership of the 401(k) Plan Committee shall also constitute a change in membership of the committee of this Plan.  The committee may delegate its authority as it considers appropriate for the administration of the Plan, and references in this Plan to the Administrator shall be interpreted to include the individuals or organizations to which the committee has delegated its authority.

The Administrator is authorized to interpret and construe any provision of the Plan, to determine eligibility and benefits under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to adopt such forms as it may deem appropriate for the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan or the provisions of Section 409A of the Code and the regulations and rulings promulgated thereunder.  The Administrator shall be responsible for the day-to-day administration of the Plan.  Determinations, interpretations or other actions made or taken by the Administrator under the Plan shall be final and binding for all purposes and upon all persons.

13.2  Review Procedure.

(a)Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to a Plan Representative named by the Administrator.

If a claim is denied in whole or in part, the Plan Representative shall notify the claimant within ninety days after receipt of the claim (or within one hundred eighty days if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety day period).  If notification is not given in such period, the claim shall be considered denied as of the last day of such period and the claimant may request a review of the claim.

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)the specific reason or reasons for the denial of the claim;

(ii)the specific references to the pertinent Plan provisions on which the denial is based;

(iii)a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)a statement that any appeal of the denial must be made by giving to the Administrator, within sixty days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim.

(b)Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial, and to submit issues and comments in writing.  Any appeal of the denial must be given to the Administrator within the period of time prescribed under clause (a)(iv) above.  If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Plan Representative’s adverse determination shall be final, binding and conclusive.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.  The Administrator shall advise the claimant of the results of the review within sixty days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty days after receipt of the request for review.  If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.  The decision of the Administrator shall be final, binding and conclusive.

SECTION 14. FUNDING

14.1  Plan Unfunded.  The Plan is unfunded for tax purposes and for purposes of Title I of ERISA.  Accordingly, the obligation of the Company to make payments under the Plan constitutes solely an unsecured (but legally enforceable) promise of the Company to make such payments, and no person, including any Participant or Beneficiary shall have any lien, prior claim or other security interest in any property of the Company as a result of this Plan.  Any amounts payable under the Plan shall be paid out of the general assets of the Company and each Participant and Beneficiary shall be deemed to be a general unsecured creditor of the Company.

14.2  Rabbi Trust.  The Company may create a grantor trust to pay certain of its obligations hereunder (a so-called rabbi trust), the assets of which shall be, for all purposes, the assets of the Company.  In the event the trustee of such trust is unable or unwilling to make payments directly to Participants and Beneficiaries and such trustee remits payments to the Company for delivery to Participants and Beneficiaries, the Company shall promptly remit such amount, less applicable income and other taxes required to be withheld, to the Participant or Beneficiary.

SECTION 15. AMENDMENT

The Company, by resolution of the Board or its delegate, shall have the right to amend the Plan at any time subject to the provisions of Section 409A of the Code; provided, however, that no such action shall, without the Participant’s consent, impair a Participant’s right with respect to any existing account under the Plan.

SECTION 16.  TERMINATION OF THE PLAN

The Company, by resolution of the Board or its delegate, and subject to the provisions of Section 409A of the Code, may elect to terminate and liquidate the Plan within the thirty days preceding or the twelve months following a Change in Control provided all agreements, methods, programs and other arrangements sponsored by the Company immediately after the time of the Change in Control with respect to which deferrals of Compensation are treated as having been deferred under a single plan under Section 409A of the Code are terminated and liquidated with respect to each Participant that experienced the Change in Control, so that under the terms of the termination and liquidation, all such Participants are required to receive their vested accounts under the terminated agreements, methods, programs and other arrangements within twelve  months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs and other arrangements.

SECTION 17.  NO ASSIGNMENT

A Participant’s right to the amount credited to his or her account under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Beneficiary.  Provided, however, that the Company shall have the unrestricted right to set off against or recover out of any payments or benefits becoming payable to or for the benefit of a Participant, at the time such payments or benefits otherwise become payable hereunder, any amounts owed or owing to the Company by such Participant.

SECTION 18.  SUCCESSORS AND ASSIGNS

The provisions of this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his or her Beneficiaries, heirs, legal representatives and assigns.

SECTION 19.  NO CONTRACT OF EMPLOYMENT

Nothing contained herein shall be construed as a contract of employment between a Participant and the Employer, or as a right of the Participant to continue in employment with the Employer, or as a limitation of the right of the Employer to discharge the Participant at any time, with or without cause.

SECTION 20.  GOVERNING LAW

This Plan shall be interpreted in a manner consistent with Code Section 409A and the guidance issued thereunder by the Department of the Treasury and the Internal Revenue Service and shall also be subject to and construed in accordance with the provisions of ERISA, where applicable, and otherwise by the laws of the State of New York, without regard to the conflict of law provisions of any jurisdiction.

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Plan to be executed as of the 22nd day of December, 2008.

MINERALS TECHNOLOGIES INC.

BY: /s/ Kirk Forrest
Kirk Forrest
General Counsel

BY: /s/ D. Randy Harrison
D. Randy Harrison
Senior Vice-President, Organization and Human Resources